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                                                               EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of KCS Energy, Inc. of information from our reserve report dated August 20, 1996 relating to the oil and gas reserves of KCS Energy, Inc.'s Volumetric Production Payment Contract with Hall-Houston Oil Company at July 1, 1996. We also consent to the references to us as experts under the heading "Reserve Engineers" and elsewhere in such Prospectus.


                                                /s/ RYDER SCOTT COMPANY
                                                    PETROLEUM ENGINEERS

                                                    Ryder Scott Company
                                                    Petroleum Engineers

Houston, Texas
November 4, 1996